EXHIBIT 10.10

MTV NETWORKS
A VIACOM COMPANY


February 26, 2003


Ms. Terry Marco
The Singing Machine Company, Inc.
6601 Lyons Road
Bldg. A-7
Coconut Creek, FL 33073

Dear Ms. Marco:

Reference is made to the agreement dated the 1st day of November, 2000, as amended on January 1, 2002 and on November 15, 2002, by and between MTV Networks, a division of Viacom International, Inc.("MTVN"), and the Singing Machine Company, Inc. ("Licensee") with respect to the "MTV: Music Televison" name, trademark and logo (the "Licensed Property") (the "Agreement"). All terms used herein which have been defined in the Agreement shall have the same meaning as set forth therein.

Notwithstanding anything to the contrary contained in the Agreement, MTVN and Licensee hereby agree that the "Basic Provisions" section of the Agreement is amended as follows.

1.    Licensed Territory, add the following
      ------------------

      "Canada", which became a Licensed Territory as of November 29, 2001.

2.    Royalty Rate, add the following with respect to Canada and Australia only:
      -------------

      Effective as of January 1, 2003, Royalties due MTVN in respect of sales of Licensed Products in Canada and Australia shall be * of Net Sales (as defined in the Additional Terms and Conditions section of the Agreement) for each unit of Licensed Product sold, provided however, in no event shall Royalties be cross collateralized between territories or against any Guaranteed Minimum Royalty due for any other Licensed Territory (i.e., Canadian Royalties may not be applied against the Guaranteed Minimum Royalty, or Royalties due for Australia or the United States and vice versa).


* The confidential portion has been so omitted pursuant to a requrest for confidential treatment and has been filed separately with the Securities and Exchange Commission.

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Except as otherwise expressly provided herein above, the terms and conditions of the Agreement (including all amendments relating thereto) shall remain in full force and effect.

If the foregoing accurately reflects your understanding of our agreement, please so indicate your acceptance, by signing in the appropriate place below.

Very truly yours,                              ACCEPTED AND AGREED TO:

MTV Networks, a division                       The Singing Machine Company, Inc.
of Viacom International Inc.

By: /s/ Kathleen Hviak                         By: /s/ Edward Steele
    ------------------                             -----------------
Name: Kathleen Hviak                           Name: Edward Steele

Title: VP International Program Enterprises    Title: Chief Executive Officer

Date:                                          Date: March 10, 2003
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